Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

ROCHESTER MEDICAL CORPORATION

Section 1.                        ARTICLES OF INCORPORATION AND BY-LAWS

1.1               These By-Laws are subject to the Articles of Incorporation of the corporation.  In these By-Laws, references to the Articles of Incorporation and By-Laws mean the provisions of the Articles of Incorporation and the By-Laws as are from time to time in effect.

Section 2.                        OFFICES

2.1             Registered Office.  The registered office of the corporation required by Chapter 302A of the Minnesota Statues to be maintained in the State of Minnesota is as designated in the Articles of Incorporation.  The board of directors may, from time to time, change the location of the registered office.  On or before the day that such change is to become effective, a certificate of such change and of the new address of the new registered office will be filed with the Secretary of State of the State of Minnesota.

2.2             Other Offices.  The corporation may also have offices at such other places both within and without the State of Minnesota as the board of directors may from time to time determine or the business of the corporation may require.

Section 3.                        SHAREHOLDERS

3.1  Location of Meetings.  All meetings of the shareholders shall be held at such place either within or without the State of Minnesota as shall be designated from time to time by the board of directors; provided, however, that any meeting called by or at the demand of a shareholder or shareholders will be held in the county where the principal executive office of the corporation is located.  Notwithstanding the foregoing, the board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 302A.436 of the Minnesota Statutes.  If so authorized, and subject to such guidelines and procedures as the board of directors may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, participate in a meeting of shareholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.  Any adjourned session of any meeting shall be held at the place designated in the vote of adjournment.

3.2  Annual Meeting.  The annual meeting of shareholders shall be held at 10:00 a.m. on the third Wednesday in April in each year, unless that day be a legal holiday at the place where the meeting is to be held, in which case the meeting shall be held at the same hour on the next succeeding day not a legal holiday, or at such other date and time as shall be designated from time to time by the board of directors, at which they shall elect a board of directors and transact such other business as may be required by law or these By-Laws or as may properly come before the meeting.

3.3  Special Meeting in Place of Annual Meeting.  If the election for directors shall not be held on the day designated by these By-Laws, the directors shall cause the election to be held as soon thereafter as convenient, and to that end, if the annual meeting is omitted on the day herein provided therefor or if the election of directors shall not be held thereat, a special meeting of the shareholders may be held in place of such omitted meeting or election, and any business transacted or election held at such special meeting shall have the same effect as if transacted or held at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the shareholders, or to the annual election of directors, shall be deemed to refer to or include such special meeting.  Any such special meeting shall be called and the purposes thereof shall be specified in the call, as provided in Section 3.4.

3.4  Notice of Annual Meeting.  Written notice of the annual meeting stating the place, date and hour of the meeting shall be given, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting.  Such notice may specify the business to be transacted and actions to be taken at such meeting.

3.5  Other Special Meetings.  A special meeting of the shareholders may be called for any purpose or purposes at any time by the president of the corporation and shall be called by the president or secretary at the request in writing of two or more members of the board of directors or at the request in writing of one or more shareholders holding not less than ten percent of the voting power of all shares of the corporation entitled to vote.  Such request which will be by registered mail or delivered in person to the president of the corporation specifying the purposes of the proposed meeting.

3.6  Notice of Special Meeting.  Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting.  No business will be transacted at any special meeting of shareholders except that stated in the notice of the meeting.

3.7  Shareholder List.  The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder.  Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation.  In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to shareholders of the corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to examination of any shareholder during the entire meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

3.8  Quorum of Shareholders; Adjournment.  The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise required by law, or by the Articles of Incorporation or by these By-Laws.  Except as otherwise provided by law, no shareholder present at a meeting may withhold his shares from the quorum count by declaring his shares absent from the meeting. If, however, such quorum will not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented.  At such adjourned meeting at which a quorum will be present or represented any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum.

3.10  Proxy Representation.  A shareholder may cast or authorize the casting of a vote by filing a written appointment of a proxy with an officer of the Company at or before the meeting at which the appointment is to be effective.  The shareholder may sign or authorize the written appointment by telegram, cablegram or other means of electronic transmission setting forth or submitted with information sufficient to determine that the shareholder authorized such transmission.  Any copy, facsimile, telecommunication or other reproduction of the original of either the writing or transmission may be used in lieu of the original, provided that it is a complete and legible reproduction of the entire original. No proxy will be valid after 11 months from its date, unless the proxy expressly provides for a longer period.

3.11  Inspectors.  The directors or the person presiding at the meeting may, but need not, appoint one or more inspectors of election and any substitute inspectors to act at the meeting or any adjournment thereof.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders.  On request of the person presiding at the meeting, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them.

3.12  Action by Vote.  When a quorum is present at any meeting, whether the same be an original or an adjourned session, a plurality of the votes properly cast for election to any office shall elect to such office and a majority of the votes properly cast upon any question other than an election to an office shall decide the question, except when a larger vote is required by law, by the Articles of Incorporation or by these By-Laws.  No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

3.13  Action Without Meetings.  Unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of shareholders of the corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 4.                        DIRECTORS

4.1  Number.  The number of directors which shall constitute the whole board shall not be less than three nor more than seven, except that whenever there shall be only one shareholder or prior to issuance of any stock, the number of directors which shall constitute the whole board shall be not less than one.  The first board shall consist of four directors.  Thereafter, within the foregoing limits, the shareholders at the annual meeting shall determine the number of directors, and within such limits, the number of directors may be increased or decreased at any time or from time to time by the shareholders or by the directors by vote of a majority of directors then in office, except that any such decrease by vote of the directors shall only be made to eliminate vacancies existing by reason of the death, resignation or removal of one or more directors.  The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 4.4 of these By-Laws.  Directors need not be shareholders.

4.2  Tenure.  Except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws, each director shall hold office until the next annual meeting and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified.

4.3  Powers.  The business of the corporation shall be managed by or under the direction of the board of directors which shall have and may exercise all the powers of the corporation and do all such lawful acts and things as are not by law, the Articles of Incorporation or these By-Laws directed or required to be exercised or done by the shareholders.

4.4  Vacancies.  Vacancies and any newly created directorships resulting from any increase in the number of directors may be filled by vote of the shareholders at a meeting called for the purpose, or by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have resigned, shall have power to fill such vacancy or vacancies, the vote or action by writing thereon to take effect when such resignation or resignations shall become effective.  The directors shall have and may exercise all their powers notwithstanding the existence of one or more vacancies in their number, subject to any requirements of law or of the Articles of Incorporation or of these By-Laws as to the number of directors required for a quorum or for any vote or other actions.

4.5  Committees.  The board of directors may, by vote of a majority of the whole board, (a) designate, change the membership of or terminate the existence of any committee or committees, each committee to consist of one or more of the directors; (b) designate one or more directors as alternate members of any such committee who may replace any absent or disqualified member at any meeting of the committee; and (c) determine the extent to which each such committee shall have and may exercise the powers and authority of the board of directors in the management of the business and affairs of the corporation, including the power to authorize the seal of the corporation to be affixed to all papers which require it and the power and authority to declare dividends or to authorize the issuance of stock; excepting, however, such powers which by law, by the Articles of Incorporation or by these By-Laws they are prohibited from so delegating.  In the absence or disqualification of any member of such committee and his alternate, if any, the member or members thereof present at any meeting and not disqualified from voting, whether or not constituting a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.  Except as the board of directors may otherwise determine, any committee may make, alter and repeal rules for the conduct of its business, but unless otherwise provided by the board or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the conduct of business by the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors upon request.

4.6  Meetings of Directors.  The board of directors may hold meetings, from time to time, either within or without the State of Minnesota, at such place as a majority of the members of the board of directors may from time to time appoint.  If the board of directors fails to select a place for the meeting, the meeting will be held at the principal executive office of the Company.

4.7  Calling Meetings.  Meetings of the board of directors may be called by (i) the president on 24 hours’ notice or (ii) any director on 10 days’ notice, to each director, either personally, by telephone or by mail or electronic mail.  Every such notice will state the date, time and place of the meeting.  Notice of a meeting called by a person other than the president will state the purpose of the meeting.

4.8.  Quorum.  Except as may be otherwise provided by law, by the Articles of Incorporation or by these By-Laws, at any meeting of the directors a majority of the directors then in office shall constitute a quorum; a quorum shall not in any case be less than one-third of the total number of directors constituting the whole board.  If a quorum will not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.  If a quorum is present at the call of a meeting, the directors may continue to transact business until adjournment notwithstanding the withdrawal of enough directors to leave less than a quorum.

4.10  Action by Vote.  Except as may be otherwise provided by law, by the Articles of Incorporation or by these By-Laws, when a quorum is present at any meeting the vote of a majority of the directors present shall be the act of the board of directors.

4.11  Action Without a Meeting.  Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all the members of the board or of such committee, as the case may be, consent thereto in writing, and such writing or writings are filed with the records of the meetings of the board or of such committee.  Such consent shall be treated for all purposes as the act of the board or of such committee, as the case may be.

4.12  Participation in Meetings by Conference Telephone. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the board of directors or of any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.  Such participation shall constitute presence in person at such meeting.

4.13  Compensation.  Unless otherwise restricted by the Articles of Incorporation or these By-Laws, the board of directors shall have the authority to fix from time to time the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and the performance of their responsibilities as directors and may be paid a fixed sum for attendance at each meeting of the board of directors and/or a stated salary as director.  No such payment shall preclude any director from serving the corporation or its parent or subsidiary corporations in any other capacity and receiving compensation therefor.  The board of directors may also allow compensation for members of special or standing committees for service on such committees.

4.14  Interested Directors and Officers.

(a)  No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the corporation’s directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

(1)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

(2)  The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

(3)  The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the shareholders.

(b)  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

4.15  Resignation or Removal of Directors.  Unless otherwise restricted by the Articles of Incorporation or by law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the stock issued and outstanding and entitled to vote at an election of directors. Any director may resign at any time by delivering his resignation in writing to the president or the secretary or to a meeting of the board of directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time; and without in either case the necessity of its being accepted unless the resignation shall so state.  No director resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no director removed shall have any right to receive compensation as such director for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

Section 5.                        NOTICES

5.1  Form of Notice.  Whenever, under the provisions of law, or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, such notice may be given by mail, addressed to such director or shareholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Unless written notice by mail is required by law, written notice may also be given by telegram, cable, electronic mail, commercial delivery service, facsimile, telex or similar means, addressed to such director or shareholder at his address as it appears on the records of the corporation, in which case such notice shall be deemed to be given when delivered into the control of the persons charged with effecting such transmission, the transmission charge to be paid by the corporation or the person sending such notice and not by the addressee.  Oral notice or other in-hand delivery (in person or by telephone) shall be deemed given at the time it is actually given.

5.2  Waiver of Notice.  Whenever notice is required to be given under the provisions of law, the Articles of Incorporation or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any meeting of the shareholders, directors or members of a committee of the directors need be specified in any written waiver of notice.

Section 6.                           OFFICERS AND AGENTS

6.1  Enumeration: Qualification.  The officers of the corporation shall be a president, a treasurer, a secretary and such other officers, if any, as the board of directors from time to time may in its discretion elect or appoint including without limitation one or more vice presidents.  Any officer may be, but none need be, a director or shareholder.  Any two or more offices may be held by the same person.  Any officer may be required by the board of directors to secure the faithful performance of his duties to the corporation by giving bond in such amount and with sureties or otherwise as the board of directors may determine.

6.2  Powers.  Subject to law, to the Articles of Incorporation and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to his office and such additional duties and powers as the board of directors may from time to time designate.

6.3  Election.  The board of directors at its first meeting after each annual meeting of shareholders shall choose a president, a secretary and a treasurer.  Other officers may be appointed by the board of directors at such meeting, at any other meeting or by written consent.  At any time or from time to time, the directors may delegate to any officer their power to elect or appoint any other officer or any agents.

6.4  Tenure.  Each officer shall hold office until the first meeting of the board of directors following the next annual meeting of the shareholders and until his successor is elected and qualified unless a shorter period shall have been specified in terms of his election or appointment, or in each case until he sooner dies, resigns, is removed or becomes disqualified.  Each agent of the corporation shall retain his authority at the pleasure of the directors, or the officer by whom he was appointed or by the officer who then holds agent appointive power.

6.5  President and Vice Presidents.  The president shall be the chief executive officer and shall have direct and active charge of all business operations of the corporation and shall have general supervision of the entire business of the corporation, subject to the control of the board of directors. He shall preside at all meetings of the shareholders and of the board of directors at which he is present, except as otherwise voted by the board of directors.  The president or treasurer shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Any vice presidents shall have such duties and powers as shall be designated from time to time by the board of directors or by the president.

6.6  Treasurer and Assistant Treasurers.  The treasurer shall be the chief financial officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as may be assigned to him from time to time by the board of directors or by the president.

Any assistant treasurers shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the treasurer.

6.7  Secretary and Assistant Secretaries.  The secretary shall record all proceedings of the shareholders, of the board of directors and of committees of the board of directors in a book or series of books to be kept therefor and shall file therein all writings of, or related to, action by shareholder or director consent.  In the absence of the secretary from any meeting, an assistant secretary, or if there is none or he is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof.  Unless a transfer agent has been appointed, the secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all shareholders and the number of shares registered in the name of each shareholder.  The secretary shall have such other duties and powers as may from time to time be designated by the board of directors or the president.

Any assistant secretaries shall have such duties and powers as shall be designated from time to time by the board of directors, the president or the secretary.

6.8  Resignation and Removal.  Any officer may resign at any time by delivering his resignation in writing to the president or the secretary or to a meeting of the board of directors.  Such resignation shall be effective upon receipt unless specified to be effective at some other time, and without in any case the necessity of its being accepted unless the resignation shall so state.  The board of directors may at any time remove any officer either with or without cause.  The board of directors may at any time terminate or modify the authority of any agent.  No officer resigning and (except where a right to receive compensation shall be expressly provided in a duly authorized written agreement with the corporation) no officer removed shall have any right to any compensation as such officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise; unless in the case of a resignation, the directors, or in the case of removal, the body acting on the removal, shall in their or its discretion provide for compensation.

6.9  Vacancies.  If the office of the president or the treasurer or the secretary becomes vacant, the directors may elect a successor by vote of a majority of the directors then in office.  If the office of any other officer becomes vacant, any person or body empowered to elect or appoint that office may choose a successor.  Each such successor shall hold office for the unexpired term of his predecessor, and in the case of the president, the treasurer and the secretary until his successor is chosen and qualified, or in each case until he sooner dies, resigns, is removed or becomes disqualified.

Section 7.                        CAPITAL STOCK

7.1  Stock Certificates.  Each shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by him, in such form as shall, in conformity to law, the Articles of Incorporation and the By-Laws, be prescribed from time to time by the board of directors.  Such certificate shall be signed by the president or a vice-president and (i) the treasurer or an assistant treasurer or (ii) the secretary or an assistant secretary.  Any of or all the signatures on the certificate may be a facsimile.  In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the time of its issue.

7.2  Lost Certificates.  The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 8.                           TRANSFER OF SHARES OF STOCK

8.1  Transfer on Books.  Subject to any restrictions with respect to the transfer of shares of stock, shares of stock may be transferred on the books of the corporation by the surrender to the corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed, with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the board of directors or the transfer agent of the corporation may reasonably require.  Except as may be otherwise required by law, by the Articles of Incorporation or by these By-Laws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect thereto and to be held liable for such calls and assessments, if any, as may lawfully be made thereon, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the corporation.

It shall be the duty of each shareholder to notify the corporation of his post office address.

Section 9.                           GENERAL PROVISIONS

9.1  Record Date.  In order that the corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action to which such record date relates.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.  If no record date is fixed,

(a)  The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

(b)  The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the board of directors is necessary, shall be the day on which the first written consent is expressed; and

(c)  The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating to such purpose.

9.2  Dividends.  Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meeting or by written consent, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation.

9.3  Payment of Dividends.  Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

9.4  Checks.  All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

9.5  Fiscal Year.  The fiscal year of the corporation shall begin on the first of January in each year and shall end on the last day of December next following, unless otherwise determined by the board of directors.

9.6  Seal.  The board of directors may, by resolution, adopt a corporate seal.  The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the word “Minnesota.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.  The seal may be altered from time to time by the board of directors.

Section 10.                    INDEMNIFICATION

10.1 It being the intent of the corporation to provide maximum protection available under the law to its officers and directors, the corporation shall indemnify its officers and directors to the full extent the corporation is permitted or required to do so by the Minnesota Business Corporation Act.

Section 11.                    AMENDMENTS

11.1 The board of directors will have the power to adopt, amend or repeal these By-Laws, subject to the power of the shareholders to change or repeal the same, provided, however, that the board of directors will not adopt, amend or repeal any By-Law fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the board of directors, or fixing the number of directors or their classifications, qualifications or terms of office, but may adopt or amend a By-Law that increases the number of directors.